Exhibit 99.3

Black Raven Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet and Notes

TABLE OF CONTENTS

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011	3
Notes to Pro Forma Condensed Consolidated Balance Sheet	5

Black Raven Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet and Notes

(Unaudited)

Black Raven Energy, Inc. (“Black Raven,” or the “Company”), together with its wholly-owned subsidiary, PRB Gathering, Inc. (“PRB Gathering”) operates as an independent energy company engaged in the acquisition, exploitation, development and production of natural gas and oil in the Rocky Mountain region of the United States.

On July 27, 2011, Black Raven Energy completed the purchase of the oil and gas properties (the “Properties”) in the Adena Field in Morgan County, Colorado from Adena Badger Creek, LLC (“Adena Property Acquisition”).  The Adena Property Acquisition consists of an 80% working interest in 18,760 gross acres, with a purchase price of $15.75 million, subject to adjustments for production after the effective date and other matters. The effective date of the Adena Property Acquisition is May 1, 2011.  The Company will operate the Properties. The Company has entered into an agreement with a strategic partner which will provide geological, engineering, and management services associated with this project and will earn 24% of the Company’s 80% working interest after payout of all costs, including financing costs.

On July 27, 2011, in order to finance the acquisition of the Properties, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with Carlyle Energy Mezzanine Opportunities Fund, L.P., Carlyle Energy Mezzanine Opportunities Fund-A, L.P., CEMOF Coinvestment, L.P., and Carlyle CIM Agent, L.L.C., as administrative agent and collateral agent (“Carlyle”).  Pursuant to the Note Purchase Agreement, the Company closed on the issuance and sale of Tranche A promissory notes (the “Tranche A Notes”) in the aggregate principal amount of $18.0 million. The Tranche A Notes mature and are due and payable on July 27, 2016. They bear interest at a stated rate of 13% per annum, of which 10% must be paid in cash, and, at the election of the Company, 3% may be paid in cash or paid in kind. A portion of the proceeds received from the sale of the Tranche A Notes was used for the acquisition of the Properties with the balance to be used according to a mutually approved plan of development for the Properties.

Subject to certain conditions, the Company can voluntarily prepay the Tranche A Notes.  If the Company prepays the Tranche A Notes before July 27, 2014, subject to certain exceptions, the Company must pay a “make-whole” amount.

Concurrently with the issuance of the Tranche A Notes, the Company issued to the holders of the Tranche A Notes Tranche B promissory notes (“Tranche B Notes, and with the Tranche A Notes the “Notes”) in the aggregate principal amount of $2.5 million with a stated interest rate of 13% per annum, all of which is paid in kind. The Company may prepay the Tranche B Notes only in whole, and upon prepayment, the Company must pay a “make-whole” amount.

As additional consideration for the issuance of the Notes, the Company conveyed to the holders of the Notes overriding royalty interests equal to 3% of 8/8ths in the Properties and agreed to convey overriding royalty interests in certain additional oil and gas properties acquired by the Company during the term of the Note Purchase Agreement.

The Notes are collateralized by substantially all of the assets of the Company and its subsidiaries. The Notes are subject to customary events of default.  Upon the occurrence of an event of default, as described in the Note Purchase Agreement, the payment of the principal amounts under the Notes may be accelerated and the interest rate applicable to the principal amounts will be increased to a stated interest rate of 16% per annum during the period the default exists. West Coast Opportunity Fund, LLC (“WCOF”), a majority stockholder in the Company and the holder of an outstanding senior secured debenture issued by the Company, agreed to subordinate the payment obligations under the debenture and related security interests to the payment obligations arising under the Notes and the security interests securing payment of the Notes, pursuant to the terms and conditions of an intercreditor and subordination agreement.  As further security for the payment of the Notes, WCOF pledged to Carlyle all of the shares of stock in the Company held by it.

Black Raven Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2011

(Unaudited)

(In thousands, except share and per share amounts)

	Historical			Pro Forma
	Black Raven	Pro Forma		Black Raven
	Energy, Inc.	Adjustments		Energy, Inc.
Assets
Current assets:
Cash and cash equivalents	$1,386	$18,000	(a)	$1,244
	—	(2,099	)(b)	—
	—	(15,543	)(c)	—
	—	(500	)(e)	—
Restricted cash	4,188	450	(b)	4,638
Accounts receivable, net	252	—		252
Inventory	53	—		53
Prepaid expenses	118	—		118
Total current assets	5,997	308		6,305
Oil and gas properties accounted for under the successful efforts method of accounting:
Proved properties	5,131	12,078	(c)	15,545
		(1,664	)(d)
Unproved leaseholds	2,496	3,608	(c)	5,606
		(498	)(d)
Wells-in-progress	41	—		41
Total oil and gas properties	7,668	13,524		21,192
Less: Accumulated depreciation, depletion and amortization	(1,280)	—		(1,280)
Net oil and gas properties	6,388	13,524		19,912
Gathering and other property and equipment	2,967	—		2,967
Less: Accumulated depreciation and amortization	(997)	—		(997)
Net gathering and other property and equipment	1,970	—		1,970
Other non-current assets:
Deferred debt issuance costs, net	—	3,909	(f)	3,909
Other	154	500	(e)	654
Total other non-current assets	154	4,409		4,563
TOTAL ASSETS	$14,509	$18,241		$32,750

The accompanying notes are an integral part of this pro forma condensed consolidated combined balance sheet.

3

Black Raven Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet (continued)

As of March 31, 2011

(Unaudited)

(In thousands, except share and per share amounts)

	Historical			Pro Forma
	Black Raven	Pro Forma		Black Raven
	Energy, Inc.	Adjustments		Energy, Inc.

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,130	$375	(b)	$1,505
Accrued expenses and other current liabilities	649	143	(c)	792
Advances from Atlas	3,492	—		3,492
Total current liabilities	5,271	518		5,789
Senior secured debentures, net of discount	18,848	—		18,848
Notes payable, net of discount	—	18,000	(a)	18,000
Asset retirement obligation	246	—		246
Total liabilities	24,365	18,518		42,883
Commitments and Contingencies
Stockholders’ deficit
Common stock, par value $.001; 150,000,000 authorized; 16,776,874 and 16,660,965 issued and outstanding, respectively	17	—		17
Additional paid-in-capital	30,045	—		30,045
Accumulated deficit	(39,918)	(277	)(b)	(40,195)
Total stockholders’ deficit	(9,856)	(277)		(10,133)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,509	$18,241		$32,750

The accompanying notes are an integral part of this pro forma condensed consolidated combined balance sheet.

4

BLACK RAVEN ENERGY, INC.

Notes to Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is based on the historical unaudited condensed consolidated balance sheet of Black Raven as of March 31, 2011.  The pro forma condensed consolidated balance sheet gives effect to the Adena Property Acquisition, the issuance of notes in the face amount of $20.5 million to finance the acquisition and fund future development of the Adena Properties, and the related transaction fees and costs , as if the transaction  had occurred on March 31, 2011.  The Pro forma balance sheets have been prepared based on the adjustments that are factually supportable and directly related to the Adena Property Acquisition.

a)              Pro forma adjustment to reflect cash proceeds of $18.0 million from the issuance of the Notes.  No proceeds were received upon the issuance of the Tranche B Notes.  Therefore, the Tranche B Notes are presented net of a $2.5 million discount which will be amortized as an adjustment to interest expense over the life of the debt.  The Tranche B Notes are payable in full when all amounts outstanding under the Tranche A Notes are paid in full.

b)             Pro forma adjustment to reflect cash paid for debt transaction costs and fees of $1,372,000, cash used to establish a reserve account pursuant to the Note Purchase Agreement in the amount of $450,000, and cash paid for other Adena Property Acquisition costs in the amount of $277,000. An additional $375,000 of debt transaction costs has been accrued.

c)              Reflects payment of $15.54 million to sellers for the Adena Property Acquisition.  The Adena Property Acquisition will be accounted for as a purchase with the following preliminary allocation of the purchase price:

(in thousands)

Purchase price:
Cash paid to sellers	$15,750
Cash for post-closing settlement	(207)
Total purchase price	$15,543

Preliminary Allocation of purchase price:
Oil and gas properties — proved	$12,078
Oil and gas properties — unproved	3,608
Liabilities assumed	(143)
Total cash	$15,543

d)             Pro forma adjustment to reflect the assignment of overriding royalty interest conveyed to Carlyle, which has been assigned a preliminary value of $2.16 million, based on initial estimates.

e)              Pro forma adjustment to reflect $500,000 cash paid to establish an operator deposit with the State of Colorado.

f)     Total deferred debt issuance costs, which will be amortized over the life of the Notes, are as follows:

(in thousands)

(b) Transaction costs and fees	$1,747
(d) Overriding royalty interest conveyed to Carlyle	2,162
Total deferred debt issuance costs	$3,909